SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On April 1, 2003, we issued a press release announcing our March performance and our estimated consolidated breakeven load factor for April. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On March 28, 2003 Standard and Poor's downgraded our corporate credit rating from B+ to B as well as downgrading the credit rating of certain other major airlines. Reductions in our credit rating in the past have increased the interest we pay, and this reduction and any future reductions may increase the cost and reduce the availability of financing to us in the future.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

April 1, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release